Exhibit 5.1

609 Main Street
Houston, TX 77002
United States
Facsimile:
+1 713 836 3600 www.kirkland.com	+1 713 836 3601

November 12, 2021

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

Ladies and Gentlemen:

We have examined (i) the Registration Statement on Form S-3 (Registration No. 333-231925) (the “2019 Registration Statement”) filed by Talos Energy Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on June 4, 2019 and declared effective on June 12, 2019, for the purpose of, among other things, registering the offering by certain of the Selling Stockholders (as defined below) of certain of the Shares (as defined below) under the Securities Act of 1933, as amended (the “Act”), and (ii) the Registration Statement on Form S-3 (Registration No. 333-255489) (the “2021 Registration Statement” and, together with the 2019 Registration Statement, the “Registration Statements”) filed by the Company with the Commission on April 23, 2021 and declared effective on May 3, 2021, for the purpose of, among other things, registering the offering by certain of the Selling Stockholders of certain of the Shares under the Act.

Pursuant to the Registration Statements, the Selling Stockholders have proposed to sell 6,000,000 shares (plus up to an additional 900,000 shares to be purchased at the option of the Underwriter) (the “Shares”) of common stock, par value $0.01 per share, of the Company, all of which are proposed to be sold to the Underwriter (as defined below) pursuant to that certain Underwriting Agreement, dated as of November 8, 2021 (the “Underwriting Agreement”), among the Company, the selling stockholders listed in Schedule A thereto (the “Selling Stockholders”) and J.P. Morgan Securities LLC (the “Underwriter”).

In connection with this opinion and the registration and sale of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the registration and sale of the Shares, (iii) the Registration Statements and the exhibits thereto, (iv) the base prospectus, dated June 12, 2019, filed with the 2019 Registration Statement, and the base prospectus dated May 3, 2021, filed with the 2021 Registration Statement, each relating to, among other things, the offering of certain of the Shares, (v) the preliminary prospectus supplement, dated November 8, 2021, in

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Talos Energy Inc.

November 12, 2021

the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (the “Preliminary Prospectus Supplement”), (vi) the final prospectus supplement, dated November 8, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (the “Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) and (vii) the Underwriting Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws), in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Talos Energy Inc.

November 12, 2021

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statements, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statements. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statements. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP